                                                                    EXHIBIT 12.1

                 CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                           DUKE REALTY INVESTMENTS, INC.


                                                   Year Ended December 31,
                                 -------------------------------------------------------------
                                    1997         1996         1995        1994         1993
                                 ----------   ----------   ----------  ----------   -----------
Consolidated Net Income (Loss)
  Applicable to Common
  Shareholders                  $65,999,000  $50,872,000  $35,019,000  $26,216,000   $5,013,000
Allocation to Preferred Shares   12,485,000    2,559,000            0            0            0
(Gain) Loss on
  Property Sales                 (1,775,000)  (4,532,000)    (283,000)  (2,198,000)    (517,000)
DRLP Minority Interest            7,574,000    7,184,000    6,530,000    6,751,000    1,657,000
Amortization of Deferred
  Financing Costs                 1,368,000    1,208,000    1,218,000    1,251,000      294,000
Interest Expense                 38,928,000   31,344,000   21,424,000   18,920,000   10,334,000
                                -----------   ----------   ----------   ----------   ----------
Earnings Before
 Fixed Charges                  124,579,000   88,635,000   63,908,000   50,940,000   16,781,000
                                -----------   ----------   ----------   ----------   ----------
                                -----------   ----------   ----------   ----------   ----------


Interest Expense                 38,928,000   31,344,000  $21,424,000  $18,920,000  $10,334,000
Allocation to Preferred Shares   12,485,000    2,559,000            0            0            0
Amortization of Deferred
  Financing Costs                 1,368,000    1,208,000    1,218,000    1,251,000      294,000
Interest Costs Capitalized        6,003,000    5,525,000    4,198,000    1,681,000            0
                                -----------  -----------  -----------  -----------  -----------
  Total Fixed Charges           $58,784,000  $40,636,000  $26,840,000  $21,852,000  $10,628,000
                                -----------  -----------  -----------  -----------  -----------
                                -----------  -----------  -----------  -----------  -----------

Fixed Charges Ratio                    2.12         2.18         2.38         2.33         1.58
                                -----------  -----------  -----------  -----------  -----------
                                -----------  -----------  -----------  -----------  -----------

                                                                    EXHIBIT 12.1

                      CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                DUKE REALTY LIMITED PARTNERSHIP

                                        Year Ended December 31,               Period Ended
                         -------------------------------------------------    December 31,
                            1997         1996         1995         1994           1993
                         -----------  ----------   ----------   ----------    ------------
Consolidated Net Income
  (Loss) Available to
  Common Units           $72,780,000 $58,713,000  $41,600,000  $32,968,000      $7,660,000
Allocation to
  Preferred Units         12,485,000   2,559,000            0            0               0
(Gain) Loss on
  Property Sales          (1,775,000) (4,532,000)    (283,000)  (2,198,000)       (517,000)
Amortization of Deferred
  Financing Costs          1,368,000   1,208,000    1,218,000    1,251,000         136,000
Interest Expense          38,928,000  31,344,000   21,462,000   18,920,000       4,605,000
                         -----------  ----------   ----------   ----------     -----------
Earnings Before
 Fixed Charges           123,786,000  89,292,000   63,997,000   50,941,000      11,884,000
                         -----------  ----------   ----------   ----------      ----------
                         -----------  ----------   ----------   ----------      ----------


Interest Expense          38,928,000  31,344,000  $21,462,000  $18,920,000      $4,605,000
Allocation to
  Preferred Units         12,485,000   2,559,000            0            0               0
Amortization of Deferred
  Financing Costs          1,368,000   1,208,000    1,218,000    1,251,000         136,000
Interest Costs
  Capitalized              6,003,000   5,525,000    4,198,000    1,681,000               0
                         ----------- -----------  -----------  -----------      ----------
Total Fixed Charges       58,784,000 $40,636,000  $26,878,000  $21,852,000      $4,741,000
                         ----------- -----------  -----------  -----------      ----------
                         ----------- -----------  -----------  -----------      ----------

Fixed Charges Ratio             2.11        2.20         2.38         2.33            2.51
                         ----------- -----------  -----------  -----------      ----------
                         ----------- -----------  -----------  -----------      ----------
